EXHIBIT 21.1

SUBSIDIARIES OF PARAMETRIC TECHNOLOGY CORPORATION

Name	Place of Incorporation
Division Inc.	California
InPart Design, Inc.	California
auxilium inc.	Delaware
Computervision Corporation	Delaware
CV Finance Holding, Inc.	Delaware
CV International Holding, Inc.	Delaware
ICEM Technologies, Inc.	Delaware
Parametric Holdings Inc.	Delaware
Parametric International, Inc.	Delaware
Parametric Technology International, Inc.	Delaware
Windchill Technology, Inc.	Delaware
Parametric Securities Corporation	Massachusetts
PTC International, Inc.	Massachusetts
Parametric Technology Australia Pty Limited	Australia
Parametric Technology Gesellschaft m.b.H.	Austria
Parametric Foreign Sales Corporation	Barbados
Parametric Technology (Belgium) b.v.b.a.	Belgium
Computervision (Bermuda) Limited	Bermuda
Parametric Technology Brasil Ltda.	Brazil
Computervision (Canada) Inc.	Canada
Parametric Technology (Canada) Ltd.	Canada
Parametric Technology (Shanghai) Software Co., Ltd.	China
Parametric Technology (C.R.) s.r.o.	Czech Republic
Parametric Technology (Denmark) A/S	Denmark
Parametric Technology (Finland) Oy	Finland
Division S.A.R.L.	France
Parametric Technology S.A.	France
PTC (Germany) GmbH	Germany
Parametric Technology GmbH	Germany
Computervision Asia Ltd.	Hong Kong
Parametric Technology (Hong Kong) Limited	Hong Kong
Computervision Software Products Limited	India
Parametric Software (India) Private Limited	India
Parametric Technology (India) Private Limited	India
Parametric Technology (Republic of Ireland) Limited	Ireland
Parametric Holdings (Ireland) Limited	Ireland
PTC (IFSC) Limited	Ireland
PTC Software and Services (Ireland) Limited	Ireland
Parametric Technology Israel Ltd.	Israel
Computervision S.p.A.	Italy
Parametric Technology Italia S.r.l.	Italy
Nihon Computervision Corporation	Japan
PTC Japan KK	Japan
Parametric Korea Co., Ltd.	Korea

Name	Place of Incorporation
Parametric Technology Corporation (Malaysia) Sdn Bhd	Malaysia
CV Holding (Mauritius) Ltd.	Mauritius
Parametric Technology Mexico S.A. de C.V.	Mexico
Parametric Technology New Zealand Limited	New Zealand
Parametric Technology Norway AS	Norway
Computervision TOO	Russia
Computervision Asia Pte Ltd	Singapore
Parametric Technology Singapore Pte Ltd	Singapore
Parametric Technology (Slovakia) s.r.o.	Slovak Republic
Parametric Technology South Africa (Proprietary) Limited	South Africa
Parametric Technology Espana, S.A.	Spain
PTC Sweden AB	Sweden
Parametric Technology (Schweiz) AG	Switzerland
Parametric Technology (Taiwan) Limited	Taiwan
Computervision B.V.	The Netherlands
Computervision Finance B.V.	The Netherlands
Computervision International Distribution B.V.	The Netherlands
Parametric Technology Europe B.V.	The Netherlands
Parametric Technology Nederland B.V.	The Netherlands
3rd Angle Limited	United Kingdom
Computervision Limited	United Kingdom
Computervision Pensions Limited	United Kingdom
Division Group Limited	United Kingdom
Division Limited	United Kingdom
ICEM Systems (UK) Limited	United Kingdom
Parametric Technology (UK) Limited	United Kingdom
Parametric (UK) Holdings Limited	United Kingdom
Rasna U.K. Limited	United Kingdom